Exhibit 23.1
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                                                   Independent Auditor's Consent





Board of Directors
CDEX, Inc.
Rockville, Maryland  20852


We hereby consent to the incorporation by reference of our report dated December 10, 2004 on the audited financial statements of CDEX, Inc. as of October 31, 2004 and for the years ended October 31, 2004 and 2003, and for the period July 6, 2001 (inception) to October 31, 2004, in the SEC Form S-8 to be filed by CDEX, Inc.


/s/ ARONSON & COMPANY
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ARONSON & COMPANY

Rockville, Maryland
May 20, 2005